[LETTERHEAD OF NEVOSO, PIVIROTTO, PINKHAM & FOSTER]

                         Independent Auditors Consent

      We consent to the use in this Registration Statement of The Tirex Corporation (formerly, "Tirex America, Inc.") on Form SB-2 of our report dated May 18, 1998, appearing in the Prospectus, which is part of this Registration Statement, relating to the financial statements of The Tirex Corporation, which are contained in such Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         /s/ Nevoso, Pivirotto, Pinkham & Foster

                                             Nevoso, Pivirotto, Pinkham & Foster
                                               Certified Public Accountants, PA

May 18, 1998
Fairfield, New Jersey